                                                                    Exhibit 10.1

                            FIRST AMENDMENT TO THE
               EMPLOYEE STOCK PURCHASE PLAN OF WATERLINK, INC.




     WHEREAS, Waterlink, Inc. (the "Company"), by action of its Board of Directors, adopted the Employee Stock Purchase Plan of Waterlink, Inc. (the "Plan") on May 23, 1997; and

     WHEREAS, the stockholders of Waterlink, Inc. approved the Plan on May 23, 1997; and

     WHEREAS, Section 23 of the Plan provides that the Plan may be amended at any time and from time to time by the Board of Directors of the Company, subject to stockholder approval in certain cases; and

     WHEREAS, the Company desires to amend the Plan.

     NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of effective date of the Plan:


     1. Section 2.2 shall be amended by adding the following at the end of such Section:

     "The Annual Compensation of an Employee who becomes an Employee due to the acquisition by the Company of stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of a corporation shall include the amount paid to such person under any incentive compensation or bonus plan of the company so acquired, provided such amounts were paid within the twelve (12) month period immediately preceding the first day of the Subscription Period of an offering of Shares made under the Plan."

     2. Section 2.7 shall be amended by adding the following at the end of such Section:

     "Employment with a corporation prior to the acquisition of stock possessing fifty percent (50%) or more of the total combined voting power of all classes of such corporation's stock by the Company shall be included for purposes of determining whether a person is an Employee."

     3. Section 2.8 shall be amended by the addition of the following at the end of such Section:

     "In the event that a registration statement with respect to the Initial Public Offering of Shares is filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, the Fair Market Value of any Shares subject to the exercise of

Options granted on or after the effective date of such registration statement, and on or before the Closing Date, shall be the Initial Public Offering Price."


4. Article 2 shall be amended by adding the following definitions and all Sections within Article 2 shall be renumbered as appropriate:

"Closing Date" means the date upon which the Company closes the Initial Public Offering.

"Initial Public Offering" means the first offering of Shares for sale to the public in accordance with the Securities Act of 1933, as amended, and pursuant to a registration statement on Form S-1 filed with and declared effective by the Securities and Exchange Commission.

"Initial Public Offering Price" means the price negotiated by the underwriters and the Company at which price the Company agrees to sell shares to the underwriters for purposes of the Initial Public Offering.


5.   Section 9 shall be amended to read as follows:

"Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, and may also be made through deductions from bonuses paid during the Purchase Period and cash payments as described herein. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company to withhold a designated amount from his regular weekly, biweekly, semimonthly, or monthly pay for each payroll period during the Purchase Period. The Employee may also elect to have an amount deducted from any bonus payment made to him during the Purchase Period and to have such amount credited to his Account, provided that the sum of all payroll deductions and all amounts deducted from bonus payments does not exceed the total amount of the Employee's election to purchase Shares made during the Subscription Period, which is subject to the limits of Section 7. The designated amount from the Employee's regular pay shall be not less than (i) the total amount of the Employee's election to purchase Shares made during the Subscription Period divided by the Employee's Annual Compensation times (ii) the amount of the Employee's regular pay. If the sum of the amount deducted from bonus payments as elected by the Employee and the sum of all payroll deductions is less than the total amount of the Employee's election to purchase Shares made during the Subscription Period, the Employee may make a cash payment in the amount of the difference. The Employee may make one election to cancel any election to have an amount deducted from any bonus payment. Any cancellation with respect to a bonus payment shall be in addition to the cancellation provisions of Section 12.

In the event that an Employee elects not to have the amount originally elected to be deducted from any bonus payment deducted from such payment, he may, but is not required to, elect to increase the payroll deduction amount originally elected, provided that the total of all such payroll deduction amounts during the Purchase Period, and all cash payments made, do not exceed the total amount of his election to purchase Shares made during the Subscription Period, which is subject to the limits of Section 7.

All payroll deductions, as well as any payments with respect to bonus payments, shall be credited to the Employee's Account. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 9."

6.   The second sentence of Section 10 shall be amended to read as follows:

"Upon the exercise of an Option, the aggregate amount of the payroll deductions and any deductions from bonus payments, as well as any cash payments credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price, not to exceed the maximum number of shares issuable under the Option."



     IN WITNESS WHEREOF, the Company has executed this First Amendment as of this 23rd day of June, 1997.

                                        WATERLINK, INC.


                                        By: /S/ Michael J. Vantusko
                                           ---------------------------
                                                Michael J. Vantusko
                                                Chief Financial Officer